As filed with the U.S. Securities and Exchange Commission on December 2, 2025.

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kestra Medical Technologies, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	3841	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3933 Lake Washington Blvd NE, Suite 200

Kirkland, Washington 98033

(425) 279-8002

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Webster

Chief Executive Officer

3933 Lake Washington Blvd NE, Suite 200

Kirkland, Washington 98033

(425) 279-8002

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sophia Hudson, P.C. Christie W.S. Mok Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Telephone: (212) 446-4800	Traci S. Umberger General Counsel and Chief Administrative Officer 3933 Lake Washington Blvd NE, Suite 200 Kirkland, Washington 98033 Telephone: (425) 279-8002	Ilir Mujalovic Allen Overy Shearman Sterling US LLP 599 Lexington Avenue New York, New York 10022 Telephone: (212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-291854)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of common shares offered and registered by Kestra Medical Technologies, Ltd. (the “Registrant”) under the Prior Registration Statement (as defined below) by 575,000 common shares of par value of US$1.00 each, 75,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional common shares of the Registrant. The contents of the Registration Statement on Form S-1 (File No. 333-291854), filed by the Registrant on December 1, 2025 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, including all amendments and exhibits thereto (the “Prior Registration Statement”), which was declared effective by the Commission on December 2, 2025, are incorporated by reference into this Registration Statement.

The additional common shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith or incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Walkers (Bermuda) Limited, Bermuda Counsel to the Registrant

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Walkers (Bermuda) Limited, (included in Exhibit 5.1)

24.1*	Power of Attorney

107	Filing Fee Table

*	Previously included on the signature page to the Prior Registration Statement, originally filed with the Securities and Exchange Commission on December 1, 2025 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kirkland, Washington, on the 2nd day of December, 2025.

KESTRA MEDICAL TECHNOLOGIES, LTD.

By:	/s/ Brian Webster
Name:	Brian Webster
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE

/s/ Brian Webster Brian Webster	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Vaseem Mahboob Vaseem Mahboob	Chief Financial Officer (Principal Financial and Accounting Officer)

* Traci S. Umberger	General Counsel, Chief Administrative Officer and Director

* Jeffrey Schwartz	Director, Chairman of the Board of Directors

* Raymond W. Cohen	Director

* Mary Kay Ladone	Director

* Kevin Reilly	Director

* Conor Hanley	Director

* Elizabeth Kwo	Director

*By:	/s/ Brian Webster
Name:	Brian Webster
Title:	Attorney-in-Fact